Exhibit 10.3

EXECUTION VERSION

Sanchez Energy Corporation

Placement Agency Agreement

New York, New York

March 18, 2013

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

On behalf of the several Agents (as defined herein)

Ladies and Gentlemen:

Sanchez Energy Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to certain investors (collectively, the “Investors” and each an “Investor”) that are both QIBs (as that term is used in Rule 144A under the Act (as defined below)) and accredited investors (as that term is used in Regulation D under the Act) up to $250 million aggregate liquidation preference of the Company’s Cumulative Perpetual Convertible Preferred Stock, Series B (the “Securities”), which will be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Underlying Securities”), on such pricing terms as will be set forth in a final term sheet dated on or about the date hereof (the “Final Term Sheet”).

The Securities will be offered and sold to the Investors without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has prepared a preliminary private placement memorandum relating to the Securities and the terms of the offering (the “Preliminary Memorandum”), and will prepare the Final Term Sheet and a final private placement memorandum relating to the Securities and the final pricing terms of the offering (the “Final Memorandum”).  In addition, the Company has prepared an investor presentation dated March 2013 (the “Investor Presentation”) and the risk factors (“Risk Factors”) set forth in the Purchase Agreements (as defined herein), which information together with the Exchange Act Filings (as defined herein), have been made available to the Investors along with the Preliminary Memorandum and, on the date hereof, the Final Term Sheet, and prior to the Closing Date (as defined herein), the Final Memorandum.

1.                             Agreement to Act as Agent; Placement of Securities.

(a)          Subject to the terms and conditions herein set forth, the Company appoints RBC Capital Markets, LLC, as the Company’s exclusive placement agent (in such capacity, the “Placement Agent”), on behalf of itself and the other agents named on Schedule I hereto (together with the Placement Agent, the “Agents” and each an

“Agent”), on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Securities to the Investors and each of the Agents severally agrees, subject to the representations, warranties and agreements herein set forth, to so act.

(b)         This Agreement is not a commitment, express or implied, on the part of the Agents to commit any capital.  Under no circumstances will any Agent be obligated to purchase any Securities for its own account.  In soliciting purchases of Securities, the Agents shall act solely as the Company’s agents and not as principals and therefore the Agents shall have no authority to bind the Company.  Each Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the offering and sale of the Securities.

(c)          The purchases of the Securities by the Investors shall be evidenced by the execution and delivery of securities purchase agreements, which (1) in the case of Investors who sign purchase agreements in connection with the pricing of the Securities (including such Investors who subsequently increase their commitments thereunder following the pricing of the Securities by delivering amended signature pages thereto as contemplated thereby), shall be substantially in the form of Exhibit A-1 (the “Signed Investor Purchase Agreements”), and (2) in the case of other Investors who sign purchase agreements following the pricing of the Securities, shall be substantially in the form of Exhibit A-2 (the “Additional Investor Purchase Agreements” and together with the Signed Investor Purchase Agreements, collectively, the “Purchase Agreements”), which such Purchase Agreements shall become valid and binding agreements (severally and not jointly) between each respective Investor and the Company upon confirmation and acceptance by such Investors and the Company of the Final Term Sheet and final allocations of Securities to such Investors.

(d)         The Company and U.S. Bank National Association, as escrow agent (“Escrow Agent”), has entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Company and the Investors (the “Escrow Account”).  Prior to the Closing Date (as defined herein), each Investor will deposit in the Escrow Account the full amount of the purchase price for the Securities being purchased by such Investor (the “Escrow Funds”), except for Investors that are registered investment companies under the Investment Company Act of 1940, as amended, for which alternative arrangements have been made under the Purchase Agreements (the “Alternative Arrangements”).

(e)          As compensation for services rendered prior to and as of the Closing Date, the Company shall pay to the Agents an aggregate fee equal to 3.50% of the aggregate gross proceeds received by the Company on the Closing Date from the sale of the Securities (the “Placement Fee”), such Placement Fee to be divided among the Agents according to the corresponding percentages for the Agents as set forth on Schedule I hereto; provided that if the aggregate gross proceeds from the offer and sale of all Securities to be offered and sold to Investors pursuant to the Purchase Agreements exceeds $175 million, the Placement Agent shall receive 100% of the Placement Fee attributable to such excess amount received by the Company. The Placement Fee shall be payable by Federal Funds wire transfer to an account or accounts designated by RBC Capital Markets, LLC on behalf of all Agents.

(f)            No Securities that the Company has agreed to sell pursuant to the Purchase Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Securities shall have been delivered to the applicable Investor (or its authorized agent) against payment by such Investor (or its authorized agent) or irrevocably deposited with the facilities of The Depository Trust Company through Continental Stock Transfer & Trust Company (the “Transfer Agent”) against payment therefor pursuant to Section 4 hereof.  If the Company shall default in its obligations to deliver Securities to an Investor (or its authorized agent) whose offer it has accepted, and from which it has received payment for such Securities, the Company agrees to indemnify and hold harmless the Agent Entities (as defined herein) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject which arise out of or are based upon such default of the Company; provided that the Company shall have no such obligations in the event an Investor fails to follow the procedures set forth in the Purchase Agreement with respect to such Investor for acceptance of the Securities and such failure is the cause of such default.

(g)         The Company acknowledges and agrees that each Agent has been retained to act solely as agent to the Company, and not in any capacity for any other person, and the Company’s engagement of each Agent is not intended to confer rights upon any person (including shareholders, employees or creditors of the Company) not a party hereto as against any Agent or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns.  Each Agent shall act as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any obligations arising out of its engagement shall be owed solely to the Company.

2.                             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with each Agent as set forth below in this Section 2.

(a)          The Securities will satisfy, as of the Closing Date, the eligibility requirements of Rule 144A(d)(3) under the Act.

(b)         The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(c)          Assuming the accuracy of the representations and warranties made by the Investors (on behalf of themselves and on behalf of any Accounts (as defined in the Purchase Agreements) for which the Investors are purchasing the Securities) contained in the Purchase Agreements and the representations and warranties made by the Agents contained in Section 3 of this Agreement, the issuance and sale to the Investors of the Securities in the manner contemplated by the Purchase Agreements and this Agreement are exempt from the registration requirements of the Act.  No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was or will be used by the Company or any of its representatives (other than you, as to whom the Company makes no representation) or affiliates (within the meaning of Regulation D under the Act) or any person acting on their behalf in connection with the offer and sale of the Securities (including the Underlying Securities).

(d)         The Preliminary Memorandum, the Final Term Sheet and the Final Memorandum have been or will be prepared by the Company for use in connection with the sale of the Securities in the manner contemplated by this Agreement and the Purchase Agreements.  No order or decree preventing the use of the Preliminary Memorandum, the Final Term Sheet or the Final Memorandum, or any order asserting that the transactions contemplated by this Agreement or the Purchase Agreements are subject to the registration requirements of the Act has been, or will have been, issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(e)          (1) The Company’s (i) annual report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2012, (ii) current reports on Form 8-K filed or furnished with the SEC on January 2, 2013, February 6, 2013, and March 7, 2013 and all subsequent current reports that have been filed or furnished with the SEC and (iii) description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed with the SEC on December 9, 2011 and any amendment or supplement thereto (collectively, the “Exchange Act Filings”), each as of its date and together with (x) the Preliminary Memorandum, the Final Term Sheet, the Investor Presentation and the Risk Factors and (y) the Final Memorandum, the Investor Presentation and the Risk Factors, as of each Effective Time (as such term is defined in the Purchase Agreements) of the Purchase Agreements (excluding the Final Memorandum) and the Closing Date (as defined in Section 4), did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(f)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in its Exchange Act Filings and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(g)         Each subsidiary of the Company has been duly incorporated, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, has the corporate or other entity power and authority to own its property and to conduct its business as described in the Exchange Act Filings and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid (to the extent required by applicable law and each subsidiary’s organizational documents) and non-assessable (except as non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act) and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except under (i) that certain Credit Agreement, dated as of November 15, 2012, among the Company, SEP Holdings III, LLC and SN Marquis LLC, as borrowers, Capital One, National Association, as administrative agent for the lenders, and each of the lenders from time to time party thereto (as amended, the “First Lien Facility”) and (ii) that certain Second Lien Term Credit Agreement, dated as of November 15, 2012, among Sanchez Energy Corporation, SEP Holdings III, LLC and SN Marquis LLC, as borrowers, Macquarie Bank Limited, as administrative agent for the lenders, and each of the lenders from time to time party thereto (as amended, the “Second Lien Facility” and, together with the First Lien Facility, the “Credit Facilities”).

(h)         The Company has all requisite corporate power and authority to enter into this Agreement and the Purchase Agreements.  This Agreement has been, and each of the Purchase Agreements as of the Effective Time (as defined in each such Purchase Agreement) will be, duly authorized, executed and delivered by the Company.

(i)             As of the date hereof, as of the date of the Purchase Agreements and as of the Closing Date, (i) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Exchange Act Filings; (ii) the shares of common stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable; (iii) the Certificate of Designations creating the Securities, the proposed form of which has been furnished to the Agents, will have been duly filed with the Secretary of State of Delaware and with all other offices where such filing is required, on or before the Closing Date; (iv) the Securities have been (or, in the case of the final form of the Certificate of Designations for the Securities, will be) duly authorized and, when issued and delivered to and paid for by the Investors in accordance with the terms of the Purchase Agreements, will be validly issued, fully paid and non-assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights; and (v) the maximum number of Underlying Securities issuable upon conversion of the Securities (including the maximum number that may be issued upon conversion of the Securities in connection with a fundamental change (the “Maximum Number of Underlying Securities”)) as of the Closing Date have been (or, in the case of the final form of the Certificate of Designations for the Securities, will be) duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(j)             The issue and sale of the Securities and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Purchase Agreements will not contravene any provision of

(i) applicable law, (ii) the certificate of incorporation or by-laws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Purchase Agreements, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, except where such contravention in the case of clauses (i) and (iii) or the failure to obtain such consents, approvals, authorizations, orders or qualifications individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or the Purchase Agreements or to consummate the transactions contemplated by the Preliminary Memorandum, the Final Term Sheet and the Final Memorandum.

(k)          Except as described in the Exchange Act Filings or such agreements filed as exhibits thereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(l)             Except as otherwise disclosed in the Company’s Exchange Act Filings or under incentive plans filed as exhibits to the Exchange Act Filings, during the six-month period preceding the date of the Final Memorandum, none of the Company or any other person acting on behalf of the Company has sold or issued to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Investors pursuant to the Purchase Agreements. Any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act), of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed, will be made under restrictions and other circumstances that would not affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act.

(m)       Except as described in the Company’s Exchange Act Filings, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or the Purchase Agreements or to consummate the transactions contemplated by the Preliminary Memorandum, the Final Term Sheet and the Final Memorandum.

(n)         Except as disclosed in the Company’s Exchange Act Filings and as contemplated by the transactions contemplated by this Agreement, and, except for securities issued and issuable under employee benefit plans, there are not currently, and will not be as a result of the offering of the Securities, any outstanding subscriptions, rights, warrants, calls, commitments of sales or options to acquire, or instruments convertible into or exchangeable for, any capital stock or equity interest of the Company or any of its subsidiaries.

(o)         Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the Company’s knowledge, any affiliate, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and, to the knowledge of the Company, affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(p)         The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(q)         (i) Neither the Company nor any of its subsidiaries, nor any director or officer, thereof, nor, to the Company’s knowledge, any agent, affiliate, employee or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)           the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s

Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that, to the knowledge of the Company, will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  Since the Company’s formation, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(r)            Prior to the date hereof, neither the Company nor any of its affiliates nor any person acting on its or their behalf has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(s)          The Company is, and has been for a period of 90 days immediately prior to the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files reports with the SEC on the EDGAR System.  The common stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of common stock are listed on the New York Stock Exchange.

3.                             Representations and Warranties of the Agents.  Each Agent, severally and not jointly, represents and warrants to, and agrees with, the Company as set forth below in this Section 3.

(a)          The Agent has all requisite corporate power and authority to enter into this Agreement.

(b)         The Agent, its representatives and affiliates (within the meaning of Regulation D under the Act) and persons acting on their behalf have not and will not solicit offers for the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act; and the Agent and any person acting on its behalf has and will solicit offers for the Securities (including the Underlying Securities) only from persons whom it reasonably believes to be QIBs (as that term is used in Rule 144A under the Act) that are also accredited investors (as that term is used in Regulation D under the Act) and if any person is buying for one or more institutional accounts, only when such person has represented to the Agent, and the Agent reasonably believes, that each such account is a QIB (as that term is used in Rule 144A under the Act) that is also an accredited investor (as that term is used in Regulation D under the Act) and, in each case, to whom notice has been given that such sale or delivery is being made in reliance on Section 4(a)(2) of the Act.

(c)          The Agent has not solicited any offers or sales of the Securities (including the Underlying Securities) to any person prior to the date hereof not in conformity with the terms hereof, and after the date hereof will solicit no offer or sale of the Securities (including the Underlying Securities) not in conformity with the terms hereof.

(d)         The offer and sale of the Securities (including the Underlying Securities) by the Agent will be solicited only in those jurisdictions designated by the Agent for which there is an effective qualification or exemption from registration of the offering or sale of Securities (including the Underlying Securities) in such jurisdictions by a broker-dealer registered under the laws of such jurisdictions.

(e)          In soliciting purchasers for the Securities (including the Underlying Securities), the Agent and its representatives have utilized and will utilize only the Preliminary Memorandum, the Final Term Sheet and the Final Memorandum, and the Agent and its representatives have not used and will not use any other materials without the prior written approval of the Company.  The Agent and its representatives have not and will not make any representations or furnish any information in connection with this Agreement or the offering of the Securities (including the Underlying Securities) other than that contained in the Preliminary Memorandum, the Final Term Sheet and the Final Memorandum.

(f)            The Agent has complied and will comply with all applicable provisions of the Financial Services and Markets Act of 2000 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

4.                             The Closing.  The time and date of closing and delivery of the documents required to be delivered to the Agents pursuant to Section 6 hereof shall be at 10:00 A.M., New York time on March 26, 2013 (the “Closing Date”) at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002. At the closing, the Escrow Agent will disburse the Escrow Funds from the Escrow Account to the Company as provided in the Escrow Agreement against delivery of the Securities to the Investors or their designees (or delivery of the purchase price will be made against delivery of such Securities pursuant to Alternative Arrangements acceptable to the Placement Agent and the Company), which delivery may be made through the facilities of The Depository Trust Company.

5.                             Agreements.  The Company agrees with each Agent that:

(a)          Prior to the completion of the distribution of the Securities by the Company, before making or distributing any amendment or supplement to the Preliminary Memorandum, the Final Term Sheet or the Final Memorandum, the Company will furnish to the Placement Agent a copy of any proposed amendment or supplement to the Preliminary Memorandum, the Final Term Sheet or the Final Memorandum for review and not to distribute any such proposed amendment or supplement to which the Placement Agent reasonably objects within a reasonable period of time after having been furnished such proposed amendment or supplement.

(b)         The Company will cooperate with the Agents in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Placement Agent may reasonably have designated in writing and will continue such qualifications in effect for as long as may be necessary to complete the sale of the Securities and will make all regulatory filings required to ensure that the Securities will (to the extent required) be exempt from registration or qualification under federal securities laws and the securities law of every state of the United States in which any Investor has an address of record, including the filing of a Form D, if required, in all applicable jurisdictions within 15 calendar days after the date of first sale of the Securities; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not now qualified or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not now so subject.

(c)          The Company will provide to each Agent and to counsel for the Agents, without charge, prior to the date on which the Securities shall have been sold by the Company, as many copies of the Preliminary Memorandum, the Final Term Sheet and the Final Memorandum or any amendment or supplement thereto as each Agent may request.

(d)         The Company will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Preliminary Memorandum, the Final Term Sheet and the Final Memorandum.

(e)          None of the Company or any of its affiliates (as defined in Regulation D under the Act) has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities (or the Underlying Securities) in a manner that would require registration under the Act of the Securities (or the Underlying Securities).  None of the Company or any of its affiliates (as defined in Regulation D under the Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that could be integrated with the sale of the Securities (or the Underlying Securities) in a manner that would require the registration under the Act of the Securities (or the Underlying Securities).

(f)            The Company will not, and will not permit any of its affiliates or any person acting on their behalf to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities (or Underlying Securities) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act.

(g)   For one year after the date of initial issuance of the Securities and for so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(h)   The Company will use all commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(i)    The Company shall reserve and keep available at all times, free of preemptive rights, shares of common stock for the purpose of enabling the Company to satisfy any obligations to issue the Underlying Securities upon conversion of the Securities.

(j)    The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act of 1940, as amended.

(k)   The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l)    Neither the Company nor any “affiliates” (as defined in Rule 144(a) under the Act) of the Company under the Company’s control will sell any Securities acquired from the Company or any of its affiliates, unless such sale is registered under the Act or otherwise in compliance with applicable securities laws (including the provisions of Rule 144 under the Act).

(m)  The Company also agrees that, without the prior written consent of RBC Capital Markets, LLC, it will not, during the period ending 60 days after the date of the Final Memorandum, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) the sale of the Securities under the Purchase Agreements,

(b) the issuance by the Company of any shares of common stock upon the exercise of an option or warrant or the conversion of the Securities or its outstanding shares of convertible preferred stock or a security outstanding on the date hereof of which the Agents have been advised in writing, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the 60-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Company, (d) the issuance by the Company of shares of common stock or options to purchase shares of its common stock, or shares of common stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Exchange Act Filings or the Preliminary Memorandum, the Final Term Sheet and the Final Memorandum (or any amendment to or replacement of such plan) of which the Placement Agent has been advised in writing, (e) the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock as consideration in a merger or other acquisition (provided that any recipient of such securities agrees to be bound by the foregoing restrictions for the remainder of the 60-day restricted period), and (f) the filing of one or more registration statements either (x) on Form S-8 or amendments thereto relating to the issuance of shares of common stock or the issuance and exercise of options to purchase shares of common stock granted under the employee benefit plans of the Company existing on the date hereof or any amendment to or replacement of such plan or (y) to which RBC Capital Markets, LLC has consented, such consent not to be unreasonably withheld, in connection with the Company’s entry into a definitive agreement relating to an acquisition.

(n)   The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Securities and the Underlying Securities (who initially shall be the Transfer Agent).

6.          Conditions to the Obligations of the Agents.  The several obligations of the Agents hereunder and the closing of the sale of the Securities pursuant to the Purchase Agreements shall be subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)   The Agents shall have received the opinion, dated the Closing Date and addressed to the Agents, of Akin Gump Strauss Hauer & Feld LLP, outside counsel for the Company, and Alfredo Gutierrez, Counsel of Sanchez Oil & Gas Corporation, on behalf of the Company, each to the effect set forth in Exhibit C and Exhibit D, respectively.

(b)   The Agents shall have received an executed Purchase Agreement for each Investor, each substantially in the forms set forth in Exhibit A-1 or Exhibit A-2, as applicable, to this Agreement.

(c)   The “Lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Placement Agent and certain officers and directors of the Company as listed in Schedule II hereto relating to sales and certain other dispositions of common stock or certain other securities, delivered to the Placement Agent on or before the date hereof, shall be in full force and effect on the Closing Date.

(d)   The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof, on and as of the date of the Purchase Agreements and on and as of the Closing Date as if made on and as of the Closing Date (unless they are as of a specific date, in which case they shall be true and correct as of such date); the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects (other than representations and warranties qualified by materiality, in which case such representations shall be true and correct in all respects) on and as of the date made and on and as of the Closing Date (unless they are as of a specific date, in which case they shall be true and correct as of such date); the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and subsequent to the date of the most recent Exchange Act Filing of the Company, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)   The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(f)    The Agents shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, to the effect that:

(1)   the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (other than representations and warranties qualified by materiality, in which case such representations shall be true and correct in all respects) as of the Closing Date (unless they are as of a specific date, in which case they shall be true and correct as of such date) and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; and

(2)   there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(g)   The Underlying Securities issuable upon conversion of the Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange and satisfactory evidence of such actions shall have been provided to the Agents.

On or before the Closing Date, the Agents and counsel for the Agents shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and its subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Agents and counsel for the Agents.  The Company shall furnish to the Agents such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Agents shall reasonably request.

7.          Payment of Company’s Expenses and Reimbursement of Agents’ Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses of the Company in connection with the preparation of the Preliminary Memorandum, the Final Term Sheet and the Final Memorandum and any amendment or supplement thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Agents and the Investors, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Investors, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) expenses in connection with any meetings with prospective investors in the Securities (including, without limitation, the costs and expenses of the Company relating to investor presentations undertaken in connection with the offering), (v) any fees charged by rating agencies for the rating of the Securities, (vi) the fees and expenses, if any, incurred in connection with the admission of the Securities and the Underlying Securities for trading on any appropriate market system, (vii) the costs and charges of any transfer agent, registrar or depositary (initially, the Transfer Agent), (viii) fees and expenses relating to the Escrow Agreement, (ix) the cost of the preparation, issuance and delivery of the Securities, (x) the document production charges and expenses associated with printing this Agreement and the Purchase Agreements and (xi) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  Each Agent will be responsible for, and agrees to pay (severally and not jointly), all of its own costs and expenses, including the fees, disbursements and charges of its own counsel, provided, however, that if the sale of the Securities provided for herein is not consummated because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Agents of their obligations and all other conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse each Agent upon demand for all reasonable out-of-pocket expenses (including fees, disbursements and charges of Davis Polk & Wardwell LLP, counsel for the Agents).

8.          Indemnification and Contribution.

(a)   The Company agrees to indemnify and hold harmless each Agent, each person, if any, who controls such Agent within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each affiliate of such Agent within the meaning of Rule 405 under the Act (“Agent Entities”) from and against any and all losses, claims, damages and liabilities arising out of or in connection with the transactions contemplated by this Agreement, or any claim, litigation, investigation or proceedings relating to the foregoing, regardless of whether any such Agent Entity or any such other person is a party thereto (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Term Sheet or the Final Memorandum, in any amendment thereof or supplement thereto, or in the Company’s Exchange Act Filings (taken together with the Investor Presentation and the applicable Risk Factors), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

(b)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), such person (the “indemnified party”) shall promptly notify the Company in writing and the Company, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the Company and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by RBC Capital Markets, LLC. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request, (ii)

the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ notice of its intention to settle.  The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c)   To the extent the indemnification provided for in Section 8(a) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agent on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of such Agent on the other hand, and other equitable considerations. The relative benefits received by the Company on the one hand and an Agent on the other hand in connection with the offering of the Securities shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to any sale of the Securities (whether or not consummated) bears to (ii) the fee paid or proposed to be paid to such Agent in connection with such sale. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(d)   The Company agrees that no indemnified party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of any Agent’s engagement under this Agreement or any matter referred to in this Agreement, in each case to the extent relating to an Agent’s obligations under Section 1(a) (but not, for the avoidance of doubt, its obligations under Section 3) or the implied covenant of good faith and fair dealing (to the extent applicable), except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final and that is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted from the gross negligence or willful misconduct of such Agent in performing the services that are the subject of this Agreement.

9.          Termination. This Agreement may be terminated in the sole discretion of the Placement Agent by notice to the Company given prior to the Closing Date in the event that:

(a)   the Company shall have failed, refused or been unable in any material respect to perform the obligations and satisfy the conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date;

(b)   any of the Company or any of its subsidiaries shall have sustained any loss or interference with respect to its businesses attributable to any event or development or series thereof that, in the sole judgment of the Placement Agent, individually or in the aggregate, has a material adverse effect on the Company and its subsidiaries, taken as a whole (including, without limitation, a change in control of the Company or any of its subsidiaries), except in each case as described in the Company’s Exchange Act Filings on the date hereof (exclusive of any amendment or supplement thereto);

(c)   (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT LLC, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or (ii) trading of any securities of the Company shall have been suspended on any exchange;

(d)   (i) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred or (ii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities;

(e)   there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Placement Agent’s judgment, is material and adverse and which, singly or together with any other event specified in this Section 9, makes it, in the Placement Agent’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Preliminary Memorandum, the Final Term Sheet or the Final Memorandum; or

(f)    any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).

Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 7 and 8 hereof.

10.        Survival of Agreements, Representations, Warranties and Indemnities. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Agent or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11.        Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, delivered or telefaxed to RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, Attention: Equity Syndicate (fax no.: 212-428-6260) and with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention:  Deanna Kirkpatrick, and, if sent to the Company, will be mailed, delivered or telefaxed to Sanchez Energy Corporation, 1111 Bagby Street, Suite 1800, Houston, Texas 77002, Attention: Michael G. Long (fax no.: 713-756-2751) with a copy to Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, Attention: David P. Elder (fax no: 713-236-0822).

12.        Successors.  This Agreement will inure to the benefit of and be binding only upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder, except that the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.  It is understood that each Agent’s responsibility to the Company is solely contractual in nature and such Agent does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

13.        Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.  The Company hereby agrees that the Federal and New York State Courts located in New York County, New York shall have exclusive jurisdiction with respect to any matter arising out of this Agreement and submits to the jurisdiction of such courts with respect thereto.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Agent waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

14.        Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15.        Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

16.        Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Agents.

Very truly yours,

Sanchez Energy Corporation

By:	/s/ Michael G. Long
Name:	Michael G. Long
Title:	Senior Vice President – Chief Financial Officer

The foregoing Placement Agency Agreement is
hereby confirmed and accepted
as of the date first above written.

RBC Capital Markets, LLC

On behalf of itself and the several Agents

By:	/s/ Brian Akins
	Name:	Brian Akins
	Title:	Managing Director

Schedule I

Agent	Placement Fee Percentage

RBC Capital Markets, LLC	80%
Johnson Rice & Company L.L.C.	10%
Capital One Southcoast, Inc.	5%
Macquarie Capital (USA) Inc.	5%

Schedule II

A.R. Sanchez, Jr.

Antonio R. Sanchez, III

Joseph R. DeDominic

Michael G. Long

Kirsten A. Hink

Gilbert A. Garcia

Greg Colvin

Alan G. Jackson

Exhibit A-1

Form of Signed Investor Purchase Agreement

A-1-1

Exhibit A-2

Form of Additional Investor Purchase Agreement

A-2-1

Exhibit B

Form of Lock-Up Agreement

, 2013

RBC Capital Markets, LLC

Three World Financial Center
200 Vesey Street
New York, New York 10281

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock.  The Company proposes to carry out a private placement (the “Private Placement”) of Cumulative Perpetual Convertible Preferred Stock, Series B (the “Securities”), for which you will act as placement agent pursuant to a placement agency agreement (“Placement Agency Agreement”).  The undersigned recognizes that the Private Placement will be of benefit to the undersigned and will benefit the Company.

In consideration of the foregoing, the undersigned hereby agrees that, without the prior written consent of RBC Capital Markets, LLC, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final private placement memorandum relating to the Private Placement (the “Final Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, including the Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (b) distributions of shares of Common Stock or any security convertible into

Common Stock to members, limited partners or stockholders of the undersigned, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned (provided that in the case of any transfer, distribution or disposition pursuant to clause (a), (b) or (c), (i) each donee, distributee or trust shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock (without the reporting of a corresponding increase), shall be voluntarily made (for the avoidance of doubt, meaning other than as required by law) during the restricted period referred to in the foregoing sentence), (d) the pledge of any shares of Common Stock or other securities to secure loans to such persons or entities in connection with any financing transaction to which such persons or entities are parties (provided that such shares of Common Stock or other securities may not be sold or disposed of in connection with the exercise by the lender of any remedies as a secured party until the expiration of the 60-day restricted period), (e) in connection with the vesting of any shares of Common Stock or other securities issued under restricted stock awards or the exercise of options (provided that any such securities received upon exercise shall be subject to the provisions of this letter for the remainder of the 60-day restricted period)[,] [or] (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 60-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company [or (g) one or more sales of up to 250,000 shares of Common Stock beneficially owned by the undersigned but in no event may more than a total of 250,000 shares be sold or otherwise transferred or disposed of pursuant to this clause (g) or the corresponding provision of [                  ]’s lockup agreement with RBC Capital Markets, LLC, dated on or about the date hereof](1).  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.  In addition, the undersigned agrees that, without the prior written consent of RBC Capital Markets, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Final Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, including the Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the

(1)  In the case of the lock-ups for Mr. A.R. Sanchez, Jr. and Mr. Antonio R. Sanchez, III.  The cross-reference is to the other of Mr. A.R. Sanchez, Jr. and Mr. Antonio R. Sanchez, III.

undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

It is understood that the undersigned will be released from its obligations under this letter agreement if the Company notifies the undersigned that it does not intend to proceed with the Private Placement, if the Placement Agency Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities or if the Private Placement shall not have occurred by June 1, 2013.

The undersigned understands that the Company and RBC Capital Markets, LLC are relying upon this agreement in proceeding toward consummation of the Private Placement.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Private Placement actually occurs depends on a number of factors, including market conditions.  The Private Placement will only be made pursuant to purchase agreements, the terms of which are subject to negotiation between the Company and the investors party thereto, as contemplated in the Placement Agency Agreement.

Very truly yours,

(Name)

(Address)

Exhibit C

Form of Opinion of Outside Counsel for the Company

1.              (a) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, the jurisdiction of its organization, and is duly qualified and is in good standing as a foreign corporation under the laws of the jurisdictions listed on Exhibit C attached hereto.  (b) Each of the Subsidiaries is validly existing as a limited liability company in good standing under the laws of the State of Delaware, the jurisdiction of its organization, and is duly qualified and is in good standing as a foreign limited liability company under the laws of the jurisdictions listed on Exhibit C attached hereto.

2.              (a) The Company has corporate power to enter into each of the Placement Agency Agreement and the Purchase Agreements and to own its properties and to conduct its business, in all material respects, as described in the Exchange Act Filings. (b) Each of the Subsidiaries has limited liability company power to own its properties and to conduct its business, in all material respects, as described in the Exchange Act Filings.

3.              (a) The execution and delivery of each of the Placement Agency Agreement and the Purchase Agreements by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company. (b) Each of the Placement Agency Agreement and the Purchase Agreements has been duly and validly executed and delivered by the Company.

4.              The execution and delivery of each of the Placement Agency Agreement and the Purchase Agreements by the Company do not, and the performance by the Company of its obligations under each of the Placement Agency Agreement and the Purchase Agreements will not, (i) result in any violation of any law, rule or regulation of any Included Law (defined below), (ii) result in any violation of any order, writ, judgment or decree listed on Exhibit A attached hereto, (iii) result in a violation of any of the Governing Documents, or (iv) breach or result in a default under any Reviewed Agreement.

5.              No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any of the Included Laws for the due execution and delivery of each of the Placement Agency Agreement and the Purchase Agreements by the Company and the performance by the Company of its obligations under each of the Placement Agency Agreement and the Purchase Agreements

except for (i) routine Filings necessary in connection with the conduct of the Company’s business and (ii) such other Filings as have been obtained or made.

6.              (a) The authorized capital stock of the Company consists of 150,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 15,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 3,000,000 shares have been designated as 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) [•] shares have been designated as the Series B Preferred Stock.  (b) The Securities have been duly authorized and, when issued and delivered pursuant to the terms of the Purchase Agreements, will be validly issued, fully paid and non-assessable, and will not have been issued in violation of any preemptive rights granted under the Governing Documents or under the General Corporation Law of the State of Delaware (the “DGCL”).  (c) The shares (including (in the event of a “fundamental change”) any additional shares) of the Common Stock initially issuable upon conversion of the Securities (the “Underlying Securities”) have been duly authorized and reserved for issuance by the Company and, when issued upon the conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and will not have been issued in violation of any preemptive rights granted under the Governing Documents or under the DGCL. (d) The Securities, when issued and delivered pursuant to the terms of the Purchase Agreements, will conform in all material respects as to legal matters to the description thereof in the Final Memorandum under the caption “Description of Convertible Preferred Stock.” (e) The Underlying Securities, when issued upon the conversion of the Securities in accordance with the terms of the Securities, will conform in all material respects as to legal matters to the description thereof in the Form 8-A.

7.              The Company is not, and immediately after giving effect to the offering and sale of the Securities as contemplated by the Placement Agency Agreement and the Purchase Agreements and the application of the proceeds thereof as described in the Final Memorandum, the Company will not be, an “investment company” required to register under the Investment Company Act of 1940, as amended.

8.              The statements in the Preliminary Memorandum and the Final Memorandum under the caption “Description of Convertible Preferred Stock,” insofar as such statements purport to summarize provisions of the Certificate of Designations for the Securities and any law, statute, rule or regulation of or under any Included Law referred to therein, fairly summarize such Certificate of Designations and such laws, statutes, rules and regulations in all material respects, subject to the qualifications and assumptions stated therein.

9.              The statements in the Preliminary Memorandum and the Final Memorandum under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements constitute a summary of the United States Federal tax laws referred to therein, as of the date of the Preliminary Memorandum and the Final Memorandum, in all material respects, fairly summarize the United States Federal tax laws referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

10.       Assuming without independent investigation, (i) that the Securities are sold to the Investors in accordance with the terms of and in the manner contemplated by, the Placement Agency Agreement, the Purchase Agreements and the Final Memorandum; (ii) the accuracy of the representations and warranties of the Company set forth in the Placement Agency Agreement and the Purchase Agreements and the matters certified in those certain certificates delivered on the date hereof; (iii) the accuracy of the representations and warranties of the Agents and the Investors set forth in the Placement Agency Agreement and the Purchase Agreements; (iv) the due performance and compliance by the Company, the Agents and the Investors of their respective covenants and agreements set forth in the Placement Agency Agreement and the Purchase Agreements; (v) the timely filing of all notices required to be filed with any Federal agency subsequent to the date hereof in order to secure exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); (vi) that the Company and any person acting on its behalf have complied and will comply with the limitations on manner of offering and sale set forth in Rule 502(c) promulgated under the Securities Act with respect to all offers and sales of the Securities; (vii) the Investors’ compliance with the transfer procedures and restrictions described in the Final Memorandum and the Purchase Agreements; and (viii) that neither the Company nor any other person or entity will, after the initial offer, issue, sale and delivery of the Securities to the Investors pursuant to the Placement Agency Agreement and Purchase Agreements, take or omit to take any action which would cause such offer, issue, sale or delivery not to constitute an exempted transaction under the Securities Act, it is not necessary to register the Securities under the Securities Act in connection with the issuance and sale of the Securities by the Company to the Investors in the manner contemplated by the Purchase Agreements and the Final Memorandum, it being expressly understood that we express no opinion in this paragraph 10 as to any subsequent offer or resale of any of the Securities or any conversion of Securities or offer or sale of any Underlying Securities.

Exhibit D

Form of Opinion of Counsel of Sanchez Oil & Gas Corporation on behalf of the Company

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that, to my knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or the Subsidiaries is a party or of which any property of the Company or the Subsidiaries is the subject other than proceedings accurately described in all material respects in the Exchange Act Filings and proceedings that I believe are not likely to have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Placement Agency Agreement or the Purchase Agreements or to consummate the transactions contemplated by the Preliminary Memorandum, the Final Term Sheet and the Final Memorandum.

D-1